UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 22, 2003


                                  FRED'S, INC.
               (Exact Name of Registrant as Specified in Charter)


                         Commission File Number 00-19288

            Tennessee                                      62-0634010
     (State or other jurisdiction                       (I. R. S. Employer
  of incorporation or organization)                      Identification No.)

4300 New Getwell Road, Memphis, TN                           38118
(Address of principal executive offices)                  (Zip Code)


               Registrant's telephone number, including area code
                                 (901) 365-8880

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)           Exhibits:

          Exhibit
          Number        Description
         -------------  -------------------------------------------------------

             99.1       Press release issued by Fred's, Inc., dated May 22, 2003

Item 9.  Regulation FD Disclosure.

     The information contained in this Item 9 is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

     The information contained in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

     On May 22, 2003, Fred's, Inc. issued a press release announcing, among other things, its quarterly earnings results for the quarter ended May 3, 2003. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              FRED'S, INC.
                                             (Registrant)

                                               By:/s/Jerry Shore
                                                  -------------------------
                                                  Jerry A. Shore,
                                                  Executive Vice President
                                                  and Chief Financial Officer

May 22, 2003

                                INDEX TO EXHIBITS


   Exhibit
   Number        Description
-----------      ---------------------------------------------------------------

     99.1        Press release issued by Fred's, Inc., dated May 22, 2003

                                                                   Exhibit 99.1
                                                                  Press Release


                                  [Letterhead]
                 4300 New Getwell Road, Memphis, Tennessee 38118


                                        Contact:   Jerry A. Shore
                                                   Executive Vice President and
                                                   Chief Financial Officer
                                                   (901) 362-3733, Ext. 2217


         FRED'S REPORTS FIRST QUARTER NET INCOME UP 25% to $7.9 million or $0.30 per diluted share


MEMPHIS, Tenn. (May 22, 2003) - Fred's Inc. (NASDAQ/NM: FRED) today reported record financial results for the first quarter ended May 3, 2003.

     Net income for the first quarter of fiscal 2003 increased 25% to $7,857,000 or $0.30 per diluted share from $6,275,000 or $0.24 per diluted share in the year-earlier period. Retail sales by Company stores for the first quarter increased 21% and total sales rose 20% to $310,689,000 compared with $258,427,000 in the same period last year. On a comparable store basis, sales increased 6.8% for the quarter.

     Commenting on the results, Michael J. Hayes, Chief Executive Officer, said, "We are delighted that Fred's was able to exceed its financial plan for the first quarter with a 25% increase in earnings per diluted share compared with the analysts' consensus earnings estimate for a 17% increase. This performance was even more significant considering the first-quarter startup of our new distribution center in Dublin, Georgia, and the aggressive plan we have set for fiscal 2003, which includes most notably the opening of more than 70 stores, of which we successfully opened 33 in the first quarter versus our target of 30.

     "We believe the highlight of the first quarter was the successful opening of our new distribution center, which greatly extends the Company's reach in the Southeast," Hayes continued. "While selling, general and administrative expenses increased somewhat during the quarter, reflecting in part the transition from a single distribution center for the chain, the on-time, on-budget opening of a second distribution center represents an important step toward achieving future operating performance goals."

     Fred's gross profit for the first quarter of 2003 was $87,948,000 compared with $69,425,000 in the same period last year, representing an increase of 27% for the period. Gross margin for the quarter increased to 28.3% of sales from 26.9% in the year-earlier period, with the change reflecting improved product mix and lower markdowns.

     Selling, general and administrative expenses for the first quarter of 2003 increased to 24.4% of sales versus 23.3% in the first quarter last year. This increase was attributed to higher distribution costs at the Company's Memphis distribution center, costs related to the opening of the new distribution center, as well as higher insurance costs and costs associated with new store openings.

     Operating income for the first quarter of 2003 increased 27% to $11,977,000 from $9,413,000 in the year-earlier period. Operating income for the quarter improved to 3.9% of sales from 3.6% in the first quarter of 2002.

     Income before income taxes for the first quarter of 2003 increased 25% to $11,880,000 from $9,487,000 in the year-earlier period, with the improvement reflecting both the increase in sales for the quarter and the Company's higher gross margin. Income before income taxes was 3.8% of sales in the first quarter of 2003 versus 3.6% in the first quarter of 2002.

     Fred's Inc. operates 473 discount general merchandise stores, including 26 franchised Fred's stores in the southeastern United States. For more information about the Company, visit Fred's website on the Internet at www.fredsinc.com. A public, listen-only simulcast and replay of Fred's first quarter conference call may be accessed at the Company's web site or at www.companyboardroom.com. The simulcast will begin at approximately 10:00 a.m. Eastern Time today and a replay of the call will be available beginning at approximately noon Eastern Time and will run until June 22, 2003.

     Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's distribution center and its stores or between the Company's suppliers and same, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.


                                   FRED'S INC.
                         Unaudited Financial Highlights
                    (in thousands, except per share amounts)


                                              13 Weeks     13 Weeks
                                                Ended        Ended
                                               May 3,       May 4,     Percent
                                                2003         2002      Change
                                             ----------   ----------  ---------
Net sales                                     $310,689     $258,427     20.2%
Operating income                              $ 11,977     $  9,413     27.2%
Net income                                    $  7,857     $  6,275     25.2%
Net income per share:
    Basic                                     $   0.31     $   0.25       24%
    Diluted                                   $   0.30     $   0.24       25%
Average shares outstanding:
    Basic                                       25,637       25,358
    Diluted                                     26,292       26,105


                                   FRED'S INC.
                         Unaudited Financial Highlights
                    (in thousands, except per share amounts)


                                                           13 Weeks                     13 Weeks
                                                             Ended                        Ended
                                                            May 3,         % of          May 4,         % of
                                                             2003          Total          2002          Total
                                                          -----------    ---------    -----------    ---------
Net sales                                                   $ 310,689       100.0%      $ 258,427       100.0%
Cost of goods sold                                            222,741        71.7%        189,002        73.1%
                                                          -----------    ---------    -----------    ---------
Gross profit                                                   87,948        28.3%         69,425        26.9%
Selling, general and administrative expenses                   75,971        24.4%         60,012        23.3%
                                                          -----------    ---------    -----------    ---------
Operating income                                               11,977         3.9%          9,413         3.6%
Interest (income)/expense, net                                     97         0.1%           (74)         0.0%
                                                          -----------    ---------    ----------     ---------
Income before income taxes                                     11,880         3.8%          9,487         3.6%
Provision for income taxes                                      4,023         1.3%          3,212         1.2%
                                                          -----------    ---------    -----------    ---------
Net income                                                  $   7,857         2.5%      $   6,275         2.4%
                                                          ===========    =========    ===========    =========
Net income per share:
    Basic                                                   $    0.31                   $    0.25
                                                          ===========                 ===========
    Diluted                                                 $    0.30                   $    0.24
                                                          ===========                 ===========
Weighted average shares outstanding:
    Basic                                                      25,637                      25,358
                                                          ===========                 ===========
    Diluted                                                    26,292                      26,105
                                                          ===========                 ===========

                                   FRED'S INC.
                             Unaudited Balance Sheet
                                 (in thousands)


                                                        May 3,         May 4,
                                                         2003           2002
                                                      ----------      ---------
ASSETS:
Cash and cash equivalents                              $   7,277      $  19,424
Inventories                                              212,480        169,675
Receivables and other current assets                      20,646         19,938
Current deferred income tax benefit                            0          1,316
                                                       ---------      ---------
    Total current assets                                 240,403        210,353
Property and equipment, net                              120,665         84,183
Other noncurrent assets                                    4,745          4,652
                                                       ---------      ---------
    Total assets                                       $ 365,813      $ 299,188
                                                       =========      =========


LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable                                       $  71,028      $  48,048
Current portion of indebtedness                               36            563
Current portion of capital lease obligation                  676            667
Accrued expenses                                          15,100         13,941
Current deferred tax liability                            10,895             0
Income taxes                                               2,735          2,914
                                                       ---------      ---------
    Total current liabilities                            100,470         66,133

Indebtedness                                                 104              0
Deferred tax liability                                     1,503            696
Capital lease obligations                                  2,239          1,030
Other noncurrent liabilities                               2,555          2,155
                                                       ---------      ---------
    Total liabilities                                    106,871         70,014
Shareholders' equity                                     258,942        229,174
                                                       ---------      ---------
    Total liabilities and shareholders' equity         $ 365,813      $ 299,188
                                                       =========      =========